 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2016

_______________

DIGITAL POWER CORPORATION

 (Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 5, 2016, the Company’s 2016 Annual Meeting of Shareholders was rescheduled to 10 a.m. Pacific Time on December 28, 2016. The 2016 Annual Meeting will be held at the Company’s corporate offices in Fremont, California. The Board of Directors also fixed the close of business on November 8, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the 2016 Annual Meeting.

As the date of the 2016 Annual Meeting is more than 30 calendar days after the date of the Company’s 2015 Annual Meeting of Shareholders, October 17, 2016 was established as the new date for receipt of shareholder proposals to be considered for inclusion in the proxy materials for the 2016 Annual Meeting. Accordingly, if any shareholder intends to submit a proposal to be considered for inclusion in such proxy materials, the proposal must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, and must be delivered to the Company no later than October 17, 2016. Any such proposals should be delivered to Digital Power Corporation, 48430 Lakeview Blvd., Fremont, CA 94538-3158, Attention: Corporate Secretary.

About Digital Power:

Digital Power Corporation is a solution-driven organization that designs, develops, manufactures and sells high-grade customized and flexible power system solutions for the most demanding applications in the medical, military, telecom and industrial markets. We are highly focused on high-grade and custom product designs for both the commercial and military/defense markets, where customers demand high density, high efficiency and ruggedized products to meet the harshest and/or military mission critical operating conditions. We are a California corporation originally formed in 1969, and our common stock trades on the NYSE Amex under the symbol "DPW". Digital Power's headquarters is located at 48430 Lakeview Blvd., Fremont, California, 94538; Contact: Investor Relations, 510-657-2635; Website: www.digipwr.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

Dated: October 6, 2016	By:	/s/ Amos Kohn
	Name:	Amos Kohn

	Title:	President and Chief Executive Officer

3